Exhibit 10.19

SALARY INFORMATION FOR CEO, CFO

AND NAMED EXECUTIVE OFFICERS

The following table sets forth as of February 17, 2010, the current annual salary of WellPoint, Inc.’s (the “Company”) Chief Executive Officer and Chief Financial Officer and each of the “Named Executive Officers” who were employed by the Company as of December 31, 2009. The Named Executive Officers are as determined for the Company’s Proxy Statement for its 2009 Annual Meeting of Shareholders, which was based on total compensation for 2008 (less the amount of Change in Pension Value and Nonqualified Deferred Compensation Earnings) as required by the Instructions to Item 402(a)(3) of Regulation S-K, because the Company has not yet determined the amount of non-equity incentive plan compensation for 2009 and therefore the identities of the other Named Executive Officers for the Company’s Proxy Statement for its 2010 Annual Meeting of Shareholders are not yet known.

Named Executive Officer	Salary
Angela F. Braly	$1,144,000
Wayne S. DeVeydt	$700,000
Ken R. Goulet	$700,000
Dijuana K. Lewis	$650,000
Bradley M. Fluegel	$550,000